InsPro Technologies Corporation Announces 2010 Financial Results

Radnor, PA – April 1, 2011 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), ), a leading software innovator of flexible, comprehensive insurance solutions supporting a wide range of group and individual products, today announced its financial results for the year ended December 31, 2010.

2010 Highlights

•	Net loss of $2.5 million or ($0.06) per share in 2010, compared with net loss of $6.3 million, or ($0.14) per share in 2009

•
Net gain from discontinued operations of $2.5 million in 2010, compared to a net loss of $0.4 million from discontinued operations in 2009. This improvement is the result of the Company’s ongoing restructuring activities.

•
Net loss from continuing operations of $5.9 million in 2010, compared to $6.4 million net loss in 2009. This improvement is the result of ongoing restructuring activities offset by continuing investment in the Company’s software platform, InsPro Enterprise.

•	Revenues from continuing operations of $6.1 million in 2010, compared to $6.8 million in 2009. The decrease was due primarily to decreased revenues from the sale of software licenses.

During the fourth quarter, the Company’s liquidity and financial position improved as a result of $0.6 million of cash received from the completion of the 2010 Private Placement of the Company’s preferred stock and warrants together with the conversion of the Company’s $2.4 million secured note liability into preferred stock and warrants.

Anthony R. Verdi, the Company’s acting Principal Executive Officer, stated “We are pleased with the progress of ongoing restructuring activities, the results of which are apparent in operating performance and liquidity position.  At the same time we continue to invest in our InsPro Enterprise software platform and the infrastructure of our InsPro Technologies, LLC subsidiary.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end, web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies Corporation and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of restructuring, the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events.  Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission.  These documents are available on the Securities and Exchange Commission’s website at www.sec.gov.  InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, Acting CEO, CFO and COO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,

	2010	2009

Revenues	$6,077,358	$6,847,767

Cost of revenues	6,563,842	6,265,536

Gross profit (loss)	(486,484)	582,231

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	2,765,161	3,489,204
Advertising and other marketing	160,903	279,450
Depreciation and amortization	876,644	885,681
Rent, utilities, telephone and communications	403,955	545,677
Professional fees	653,123	1,286,064
Other general and administrative	528,022	466,759

	5,387,808	6,952,835

Loss from operations	(5,874,292)	(6,370,604)

Gain (loss) from discontinued operations	2,463,675	(429,937)

Other income (expense):
Gain on the change of the fair value of warrant liability	1,136,588	534,391
Interest income	21,000	29,579
Interest expense	(247,417)	(94,739)

Total other income (expense)	910,171	469,231

Net loss	$(2,500,446)	$(6,331,310)

Net loss per common share - basic and diluted:
Loss from operations	$(0.12)	$(0.14)
Gain (loss) from discontinued operations	0.06	(0.01)
Net loss per common share - basic and diluted	$(0.06)	$(0.15)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,286,898

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS

CURRENT ASSETS:
Cash	$4,429,026	$1,403,653
Accounts receivable, net	709,503	1,015,069
Tax receivable	6,455	16,817
Prepaid expenses	158,245	83,834
Other current assets	1,756	43,227
Assets of discontinued operations	63,301	-

Total current assets	5,368,286	2,562,600

Restricted cash	1,152,573	1,154,044
Property and equipment, net	613,618	768,184
Intangibles, net	606,785	1,088,065
Other assets	92,558	110,608

Total assets	$7,833,820	$5,683,501

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Note payable	$17,311	$7,595
Secured note from related party	-	1,252,740
Accounts payable	918,972	1,249,883
Accrued expenses	346,808	816,733
Current portion of capital lease obligations	158,138	135,913
Due to related parties	8,370	-
Deferred revenue	377,500	232,500
Liabilities of discontinued operations	-	2,144,630

Total current liabilities	1,827,099	5,839,994

LONG TERM LIABILITIES:
Warrant liability	4,030,340	2,021,912
Capital lease obligations	165,612	201,627

Total long term liabilities	4,195,952	2,223,539

SHAREHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 and
1,000,000, shares issued and outstanding, respectively (liquidation value
$12,767,500 and $10,000,000, respectively)	2,864,104	1,983,984
Series B convertible preferred stock; 5,000,000 and 2,250,000 shares authorized, respectively, 2,797,379 and 0 shares issued and outstanding, respectively
(liquidation value $8,392,137 and $0, respectively)	5,427,604	-
Common stock ($.001 par value; 300,000,000 and 200,000,000 shares authorized,
respectively; 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	36,764,016	36,380,493
Accumulated deficit	(43,286,498)	(40,786,052)
Deferred compensation	-	-

Total shareholders' equity (deficit)	1,810,769	(2,380,032)

Total liabilities and shareholders' equity (deficit)	$7,833,820	$5,683,501

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	December 31,
	2010	2009

Cash Flows From Operating Activities:
Net loss	$(2,500,446)	$(6,331,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	876,644	885,681
Stock-based compensation and consulting	383,523	619,721
Gain on change of fair value of warrant liability	(1,136,588)	(534,391)
Loss on impairment of property and equipment of discontinued operations	-	416,764
Loss on impairment of intangible assets of discontinued operations	-	1,222,817
Gain (loss) on the disposal of equipment of discontinued operations	6,530	(233,228)
Provision for bad debt	-	7,211
Changes in assets and liabilities:
Accounts receivable	305,566	(557,385)
Tax receivable	10,362	14,473
Prepaid expenses	(74,411)	43,775
Other current assets	(1,802)	8,506
Other assets	18,050	-
Accounts payable	(330,911)	519,922
Accrued interest on related secured note from related party	199,876	-
Accrued expenses	(469,925)	119,478
Due to related parties	8,370	(4,315)
Deferred revenue	145,000	(225,000)
Assets and liabilities of discontinued operations	(2,214,461)	(1,300,402)

Net cash used in operating activities	(4,774,623)	(5,327,683)

Cash Flows From Investing Activities:
Purchase of property and equipment	(239,607)	(315,973)
Proceeds from the sale of property and equipment of discontinued operations	-	11,495

Net cash used in investing activities	(239,607)	(304,478)

Cash Flows From Financing Activities:
Gross proceeds from note payable	119,875	32,831
Payments on note payable	(110,168)	(25,236)
Gross proceeds from secured note from related party	1,000,000	1,319,265
Payments on secured note from related party	(2)	(60,404)
Fees paid in connection with secured note from related party	(18,389)	(43,273)
Gross proceeds from capital leases	137,310	85,790
Payments on capital leases	(151,099)	(55,917)
Restricted cash in connection with letters of credit	1,471	(4,044)
Gross proceeds from sales of preferred stock and warrants	7,107,001	4,000,000
Fees paid in connection with offering	(46,396)	(55,617)

Net cash provided by financing activities	8,039,603	5,193,395

Net increase (decrease) in cash	3,025,373	(438,766)

Cash - beginning of the year	1,403,653	1,842,419

Cash - end of the year	$4,429,026	$1,403,653